UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 10, 2014

       Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-151434

20-2000407

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

100 King St. W., Suite 5700, Toronto, Ontario, Canada

M5X 1K7

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(647) 847-8350

_____________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2014, our former President and Chief Executive Officer, Joseph Putegnat, issued a Promissory Note to us, in consideration of a loan of $150,000 USD for funds advanced, over a term of two years. The entire unpaid Principal Amount and accrued interest under this Note shall become immediately due and payable at the end of the 2 year repayment term as per the terms of the Promissory Note. Mr. Putegnat is permitted to make partial payments against the principal balance of $150,000 USD plus the calculated accrued interest at the time of repayment, at any time without penalty.

The Promissory Note issued by Joseph Putegnat to Portlogic Systems Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Promissory Note issued by Joseph Putegnat to Portlogic Systems Inc. dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.

(Registrant)

Date: March 10, 2014

/s/ Jueane Thiessen

(Signature)

Name:

Jueane Thiessen

Title:

Chief Financial Officer